Exhibit 3.9

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LANGUAGE LINE SERVICES, INC. ” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTH DAY OF DECEMBER, A.D. 2001, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3464272 8100H		AUTHENTICATION: 3150032

040413872		DATE: 06–03–04

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/05/2001
010619573 – 3464272

CERTIFICATE OF INCORPORATION

OF

LANGUAGE LINE SERVICES, INC.

The undersigned, a natural perform for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Language Line Services, Inc.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The Nature of the business or purposes to be conducted by and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one million (1,000,000) shares of common stock, each of which shall have a par value of one-tenth of one cent ($.001) per share.

FIFTH: No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that the foregoing clause shall not apply to any liability of a Director (i) for any breach of the Director’s duly of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a Director for any act or omission occurring prior to the time this Article became effective.

SIXTH: The name and mailing address of the Incorporator is as follows:

NAME:	MAILING ADDRESS:
Matthew T. Gibbs II	c/o Language Line, LLC One Lower Ragsdale Drive, Building 2 Monterey, CA 93940

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH: Elections of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the Board of Directors of the Corporation is authorized and empowered to adopt, alter, amend and repeal the Bylaws of the Corporation in any manner not inconsistent with the laws of Delaware.

TENTH: The Corporation shall indemnify its officers, directors, employees and agents to the greatest extent permitted by the General Corporation Law of Delaware.

ELEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

TWELTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 4th day of December 2001.

/s/ Matthew T. Gibbs II
Matthew T. Gibbs II
Incorporator

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